UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 6, 2023

CENTURY COMMUNITIES, INC.
(Exact name of registrant as specified in its charter

Delaware	001-36491	68-0521411
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8390 East Crescent Parkway, Suite 650 Greenwood Village, Colorado	80111
(Address of principal executive offices)	(Zip Code)

(303) 770-8300
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	CCS	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 6, 2023, the Board of Directors (the “Board”) of Century Communities, Inc. (the “Company”), upon recommendation of the Nominating and Corporate Governance Committee, increased the size of the Board from six directors to seven directors and elected Elisa Zúñiga Ramírez to the Board to fill the vacancy created by such increase, in each case effective as of October 16, 2023. Ms. Zúñiga Ramírez will serve on the Audit Committee of the Board.

In connection with her election to the Board, Ms. Zúñiga Ramírez will be granted effective as of October 16, 2023, a stock award under the Century Communities, Inc. 2022 Omnibus Incentive Plan (the “Plan”), with a grant date fair value equal to $98,288, which represents a pro rata portion of the annual $175,000 non-employee director stock award as previously approved by the Board. As a member of the Board, Ms. Zúñiga Ramírez will receive customary non-employee director compensation and participate in plans and policies applicable to and on same basis as the Company’s other non-employee directors, as described under the heading “Director Compensation” in the Company’s definitive proxy statement for its most recent Annual Meeting of Stockholders held on May 3, 2023. Also, in connection with the election of Ms. Zúñiga Ramírez to the Board, the Company will enter into a standard indemnification agreement with her, in substantially the same form that the Company has entered into with its other non-employee directors, pursuant to which the Company will agree to provide indemnification and advancement of expenses to the fullest extent permitted by Delaware law and the Company’s Restated Certificate of Incorporation and Amended and Restated Bylaws, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

There are no arrangements or understandings between Ms. Zúñiga Ramírez and any other person pursuant to which she was selected as a director, and there have been no transactions since the beginning of the Company’s last fiscal year, or transactions currently proposed, regarding Ms. Zúñiga Ramírez that are required to be disclosed by Item 404(a) of Regulation S-K.

Item 7.01	Regulation FD Disclosure.

The Company announced the election of Ms. Zúñiga Ramírez as a director in a press release issued on October 9, 2023, which is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

The information contained in this Item 7.01 and Exhibit 99.1 to this Current Report on Form 8-K shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, and shall not be incorporated by reference into any filings made by the Company under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit No.	Description
10.1	Form of Indemnification Agreement between Century Communities, Inc. and its Directors and Officers (filed herewith)
99.1	Press Release issued October 9, 2023 (furnished herewith)
104	The Cover Page from this Current Report on Form 8-K, formatted in Inline XBRL

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 10, 2023	CENTURY COMMUNITIES, INC.

	By:	/s/ Dale Francescon
Name: Dale Francescon
Title: Chairman and Co-Chief Executive Officer